EXHIBIT 4.1
                                   -----------

                   JSB Financial, Inc. 1996 Stock Option Plan

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                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN



                         ------------------------------































                         EFFECTIVE AS OF JANUARY 1, 1996
               INCORPORATING AMENDMENTS THROUGH NOVEMBER 12, 1997




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                                                                            PAGE

                                TABLE OF CONTENTS



                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------

Section 1.1       General Purpose of the Plan.............................  1

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

Section 2.1       Administrator...........................................  1
Section 2.2       Appreciation Right......................................  1
Section 2.3       Bank....................................................  1
Section 2.4       Beneficiary.............................................  1
Section 2.5       Board...................................................  1
Section 2.6       Change of Control.......................................  2
Section 2.7       Code....................................................  2
Section 2.8       Committee...............................................  2
Section 2.9       Corporation.............................................  3
Section 2.10      Disability..............................................  3
Section 2.11      Disinterested Board Member..............................  3
Section 2.12      Dividend Equivalent Right...............................  3
Section 2.13      Effective Date..........................................  3
Section 2.14      Eligible Director.......................................  3
Section 2.15      Eligible Director Emeritus..............................  3
Section 2.16      Eligible Individual.....................................  3
Section 2.17      Eligible Outside Director...............................  3
Section 2.18      Exercise Price..........................................  3
Section 2.19      Fair Market Value.......................................  3
Section 2.20      Incentive Stock Option..................................  3
Section 2.21      JSBF....................................................  4
Section 2.22      Non-Qualified Stock Option..............................  4
Section 2.23      Option..................................................  4
Section 2.24      Option Agreement........................................  4
Section 2.25      Option Holder...........................................  4
Section 2.26      Option Period...........................................  4
Section 2.27      Person..................................................  4
Section 2.28      Plan....................................................  4
Section 2.29      Preliminary Purchase Event..............................  4
Section 2.30      Retirement..............................................  5
Section 2.31      Share...................................................  5
Section 2.32      Termination for Cause...................................  5



                                        i

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                                                                            PAGE

                                   ARTICLE III
                                   -----------

                                 ADMINISTRATION
                                 --------------

Section 3.1       Committee...............................................  5
Section 3.2       Committee Action........................................  6
Section 3.3       Committee Responsibilities..............................  6

                                   ARTICLE IV
                                   ----------

                                  STOCK OPTIONS
                                  -------------

Section 4.1       Option Agreements.......................................  7
Section 4.2       Available Shares........................................  8
Section 4.3       Options Granted to Eligible Individuals.................  8
Section 4.4       Options Granted to Eligible Directors...................  9
Section 4.5       Method of Exercise...................................... 11
Section 4.6       Limitations on Options.................................. 12
Section 4.7       Additional Limitations on Incentive Stock Options....... 12
Section 4.8       Grants in the Event of a Preliminary Purchase Event..... 13

                                    ARTICLE V
                                    ---------

                               APPRECIATION RIGHTS
                               -------------------

Section 5.1       In General.............................................. 13
Section 5.2       Exercise of Appreciation Rights......................... 14
Section 5.3       Effect of Exercise...................................... 14

                                   ARTICLE VI
                                   ----------

                           DIVIDEND EQUIVALENT RIGHTS
                           --------------------------

Section 6.1       In General.............................................. 14
Section 6.2       Value of Dividend Equivalent Rights..................... 15
Section 6.3       Exercise Prior to Credit Date........................... 16

                                   ARTICLE VII
                                   -----------

                            AMENDMENT AND TERMINATION
                            -------------------------

Section 7.1       Termination............................................. 16
Section 7.2       Amendment............................................... 16
Section 7.3       Adjustments for Business Reorganization, Stock Split or
                  Stock Dividend.......................................... 17



                                       ii

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                                                                            PAGE

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

Section 8.1       Status as an Employee Benefit Plan....................... 18
Section 8.2       No Right to Continued Employment......................... 18
Section 8.3       Construction of Language................................. 18
Section 8.4       Governing Law............................................ 18
Section 8.5       Headings................................................. 18
Section 8.6       Non-Alienation of Benefits............................... 19
Section 8.7       Taxes.................................................... 19
Section 8.8       Approval of Stockholders................................. 19
Section 8.9       Notices.................................................. 19



                                       iii

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                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN
                   ------------------------------------------



                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------


                  Section 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to advance the interests of JSB Financial, Inc. and its shareholders by providing certain directors and officers of JSB Financial, Inc., and its affiliates, with an incentive to achieve corporate objectives, to attract and retain directors and officers of outstanding competence and to provide such directors and officers with an equity interest in JSB Financial, Inc.



                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context.

                  Section 2.1 ADMINISTRATOR means the person or persons designated by the Committee pursuant to Section 3.3 to assist the Committee in the administration of the Plan.

                  Section 2.2 APPRECIATION RIGHT means a right granted pursuant to Section 5.1 which shall entitle the holder thereof to receive in accordance with the terms of such Appreciation Right an amount of cash equal to the difference between the Fair Market Value of the Shares subject to the Appreciation Right and the Exercise Price applicable to such Appreciation Right. For purposes of this Section 2.2, the Fair Market Value of a Share shall be determined on the date the Appreciation Right is exercised.

                  Section 2.3 BANK means Jamaica Savings Bank FSB, a federally chartered stock savings bank and any successor thereto.

                  Section 2.4 BENEFICIARY means the person or persons designated by an Eligible Individual, Eligible Outside Director or Eligible Director Emeritus, in such form and manner as may be required by the Committee, to receive his or her Options in the event such Options remain unexercised upon his or her death or, if no such Beneficiary has been designated, the legal representative of the Eligible Individual, Eligible Outside Director or Eligible Director Emeritus.

                  Section 2.5 BOARD means the board of directors of JSBF.




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                                       -2-


                  Section 2.6 CHANGE OF CONTROL means an event of the nature that: (a) would be required to be reported by JSBF in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (b) results in a Change of Control of the Bank or JSBF within the meaning of the Change in Bank Control Act and the rules and regulations promulgated thereunder by the appropriate federal banking agency, as in effect on the date hereof; or (c) results in a transaction requiring prior Federal Reserve Board ("FRB") approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB, as in effect on the date hereof; or (d) results in a transaction requiring prior Office of Thrift Supervision ("OTS") approval under the Home Owners' Loan Act and the regulations promulgated thereunder by the OTS, as in effect on the date hereof. Without limiting the foregoing, a Change of Control shall be deemed to have occurred at such time as: (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or JSBF representing 20% or more of the Bank's or JSBF's outstanding securities, except for any securities of the Bank purchased by JSBF in connection with the conversion of the Bank to the stock form and any securities purchased by employee benefit plans maintained by the Bank or JSBF, or such plans' related trusts; (ii) individuals who constitute the Board of Directors of JSBF or the Board of Directors of the Bank on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by JSBF's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board, but only if such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of JSBF; (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or JSBF becomes effective or a similar transaction occurs in which the Bank or JSBF is not the resulting entity; (iv) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or JSBF or a similar transaction, which will result in the outstanding shares of the class of securities then subject to such plan or transaction being exchanged for or converted into cash or property or securities not issued by the Bank or JSBF, is approved by the stockholders of JSBF in response to a proxy statement that was distributed, soliciting proxies from stockholders of JSBF, by someone other than the current management of JSBF, or (v) 20% or more of the voting securities of the Bank or JSBF then outstanding are tendered and accepted by an offeror as of the closing of a tender offer for such securities.

                  Section 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  Section 2.8 COMMITTEE means the Committee described in Section 3.1.




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                  Section 2.9 CORPORATION means JSBF, the Bank and any successor or successors thereto, and subject to the approval of, and such terms and conditions as may be imposed by, the Board, such other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution as may be or become an affiliate of JSBF.

                  Section 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Corporation, which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  Section 2.11 DISINTERESTED BOARD MEMBER means a member of the Board who is not currently and has not at any time during the immediately preceding one-year period been an Eligible Individual.

                  Section 2.12 DIVIDEND EQUIVALENT RIGHT means a right described in Article VI.

                  Section 2.13 EFFECTIVE DATE means January 1, 1996.

                  Section 2.14 ELIGIBLE DIRECTOR means an Eligible Outside Director or Eligible Director Emeritus.

                  Section 2.15 ELIGIBLE DIRECTOR EMERITUS means a former member of the Board or former member of the board of directors of the Bank who has been declared by the Board or the board of directors of the Bank to have the status of "director emeritus".

                  Section 2.16 ELIGIBLE INDIVIDUAL means any employee of the Corporation whom the Committee may select to receive a grant of an Option or Appreciation Right pursuant to the Plan, provided, however, that no Eligible Director shall be identified as an Eligible Individual.

                  Section 2.17 ELIGIBLE OUTSIDE DIRECTOR means a member of the Board or a member of the board of directors of the Bank who is not an employee or an officer of the Corporation.

                  Section 2.18 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with Section 4.3, Section 4.4 or Section 4.8.

                  Section 2.19 FAIR MARKET VALUE means, when used in connection with Shares on a certain date, the reported closing price of the Shares as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Shares were not traded on such date, on the next preceding day on which the Shares were traded thereon.

                  Section 2.20 INCENTIVE STOCK OPTION means a right to purchase Shares that is granted pursuant to Section 4.3, that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of
Section 422 of the Code.




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                                       -4-


                  Section 2.21 JSBF means JSB Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

                  Section 2.22 NON-QUALIFIED STOCK OPTION means a right to purchase Shares that is (a) granted pursuant to Section 4.3, designated by the Committee to be a Non-Qualified Stock Option and not intended to satisfy the requirements of Section 422 of the Code, or (b) granted pursuant to Section 4.4 or Section 4.8.

                  Section 2.23 OPTION means either an Incentive Stock Option or a Non-Qualified Stock Option granted under this Plan.

                  Section 2.24 OPTION AGREEMENT means the written agreement evidencing an Option, and the Appreciation Rights and Dividend Equivalent Rights which relate to such Option, in accordance with the requirements of Sections 4.1, 5.1 and 6.1.

                  Section 2.25 OPTION HOLDER means an Eligible Individual, Eligible Outside Director or Eligible Director Emeritus who has been granted an Option under the Plan, or the Beneficiary of such an Eligible Individual, Eligible Outside Director or Eligible Director Emeritus.

                  Section 2.26 OPTION PERIOD means the period during which an Option or an Appreciation Right may be exercised, determined in accordance with
Section 4.3, Section 4.4 or Section 4.8.

                  Section 2.27 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  Section 2.28 PLAN means the JSB Financial, Inc. 1996 Stock Option Plan, as amended from time to time.

                  Section 2.29 PRELIMINARY PURCHASE EVENT means any of the following events or transactions occurring after the Effective Date:

                  (a) JSBF or the Bank shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Plan having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, except that the term "person" shall not include any employee benefit plan maintained by JSBF or the Bank, or such plan's related trust) or the Board of Directors of JSBF shall have recommended that the shareholders of JSBF approve or accept any Acquisition Transaction with any person. For purposes of this Plan, "Acquisition Transaction" shall mean (i) a merger or a purchase, lease or other acquisition of all or substantially all of the assets of JSBF or the Bank or (ii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of JSBF or



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                                       -5-


the Bank; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only JSBF and/or any of its subsidiaries.

                  (b) Any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding Shares (the term "beneficial ownership" for purposes of this Plan having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

                  (c) Any person shall have made a bona fide proposal to JSBF or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person
(i) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or (ii) shall have filed a registration statement under the Securities Act of 1933, as amended, with respect to, a tender offer or exchange offer to purchase any Shares such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Shares; or

                  (d) Any person shall have filed an application or notice with the Office of Thrift Supervision, Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other governmental authority or regulatory or administrative agency or commission for approval to engage in an Acquisition Transaction.

                  Section 2.30 RETIREMENT means the termination of an Eligible Individual's employment with the Corporation at a time when he or she is eligible to begin receiving an immediate retirement allowance under the Retirement Plan of the Bank.

                  Section 2.31 SHARE means a share of common stock of JSBF.

                  Section 2.32 TERMINATION FOR CAUSE means an individual's termination of service or employment with the Corporation because of the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, conviction of a felony with respect to the Corporation or for reasons defined in the individual's employment agreement with the Corporation.



                                   ARTICLE III
                                   -----------

                                 ADMINISTRATION
                                 --------------


                  Section 3.1       COMMITTEE.

                  The Plan shall be administered by the Employee Benefits Committee of the Bank (or any successor committee), or such other committee as shall be designated by or on behalf of the Board to perform the duties as set forth in this Article III; provided, however, that all



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                                       -6-


members of such Committee must be Disinterested Board Members. If fewer than 3 members of the Employee Benefits Committee are Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.


                  Section 3.2       COMMITTEE ACTION.

                  The Committee shall hold meetings, at least annually, and may make such administrative rules and regulations as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Corporation and all other interested parties.


                  Section 3.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options and Appreciation Rights, if any, to be granted, and the terms and conditions thereof;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan;

                  (c) to appoint an officer or officers of JSBF or the Bank, who shall not be members of the Committee, and who shall, subject to the responsibilities of the Committee and the Board, serve as the Administrator for the Plan and shall have the responsibility for the day-to-day control, management, operation and administration of the Plan. Such Administrator may, in the Committee's discretion, have the following responsibilities:

                  (i) to maintain records necessary or appropriate for the administration of the Plan;

                  (ii) to give and receive such instructions, notices and information as may be necessary or appropriate in the administration of the Plan;




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                                       -7-


                  (iii) to prescribe forms consistent with the terms of the Plan and with the interpretations and other actions of the Committee;

                  (iv) to determine any question arising in connection with the Plan, and such officer's decision or action in respect thereof shall be final and conclusive and binding upon JSBF, the Option Holders, Beneficiaries and any other person having an interest under the Plan; provided, however, that any question relating to inconsistency or omission in the Plan, or interpretation of the provisions of the Plan, shall be referred to the Committee by such officer, and the decision of the Committee in respect thereof shall be final; and

                  (v) to discharge such other responsibilities or follow such directions as may be assigned or given by the Committee or the Board; and

any Option Holder dealing with the Administrator shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Administrator; and

                  (d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.



                                   ARTICLE IV
                                   ----------

                                  STOCK OPTIONS
                                  -------------


                  Section 4.1       OPTION AGREEMENTS.

                  Any Option granted pursuant to the Plan shall be evidenced by a written agreement which shall:

                  (a) designate the Option as either an Incentive Stock Option or a Non-Qualified Stock Option;

                  (b) specify the number of Shares covered by the Option;

                  (c) specify the Exercise Price, determined in accordance with
Section 4.3, Section 4.4 or Section 4.8, for the Shares subject to the Option;

                  (d) specify the Option Period determined in accordance with
Section 4.3, Section 4.4 or Section 4.8;

                  (e) set forth specifically, or incorporate by reference, the applicable provisions of the Plan; and



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                                       -8-



                  (f) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.


                  Section 4.2       AVAILABLE SHARES.

                  Subject to Section 7.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time pursuant to this Plan shall be equal to the excess of:

                  (a)      800,000 Shares; over

                  (b)      the sum of:

                  (i) the number of Shares with respect to which Options previously granted under this Plan may then or may in the future be exercised; plus

                  (ii) the number of Shares with respect to which Options previously granted under this Plan have been exercised.

Such Shares may be either authorized but unissued Shares, or Shares previously issued and reacquired by JSBF to be held as issued but not outstanding Shares. Solely, for purposes of this Section 4.2, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares, and the exercise of an Appreciation Right shall not be treated as an exercise of the related Option.


                  Section 4.3       OPTIONS GRANTED TO ELIGIBLE INDIVIDUALS.

                  (a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares.

                  (b) Subject to Section 4.2 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

                  (c) The Exercise Price of an Option granted to an Eligible Individual shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price established for any Incentive Stock Option shall be determined in accordance with Section 4.7; and provided, further, that the Exercise Price established for any Option shall not be less than the par value of a Share on the date on which the Option is granted.

                  (d) The Option Period during which an Option granted to an Eligible Individual may be exercised shall commence on the date that is the latter of six months after the date the Option is granted or six months after the Plan is approved by the Company's stockholders, and shall expire on the earliest of:



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                                       -9-



                  (i)      the date specified by the Committee in the Option
                           Agreement;

                  (ii) the last day of the three-month period commencing on the date of the Eligible Individual's termination of employment with the Corporation, other than on account of death or Disability, Retirement or a Termination for Cause;

                  (iii) the last day of the one-year period commencing on the date of the Eligible Individual's termination of employment due to death, Disability or Retirement;

                  (iv) the date the Eligible Individual ceases to be an employee of the Corporation due to a Termination for Cause; and

                  (v) the last day of the ten-year period commencing on the date on which the Option was granted;

provided, however, that in the event of a Change of Control while there is outstanding any Option for which the Option Period has not commenced, such Option Period shall automatically commence on the earliest date on which the Change of Control is deemed to have occurred; and provided, further, that in the event an Eligible Individual who ceases to be an employee of the Corporation due to Retirement has not exercised his or her Incentive Stock Options, if any, within the three-month period commencing on the date of such Retirement, all such Options shall be deemed Non-Qualified Stock Options thereafter.

                  (e) The Committee may, in its discretion, establish a specific date or dates on and after which all or a specified portion of the Shares subject to an Option granted to an Eligible Individual pursuant to this Section
4.3 shall be available for purchase during the Option Period, which date or dates shall be specified in the Option Agreement.


                  Section 4.4       OPTIONS GRANTED TO ELIGIBLE DIRECTORS.

                  (a) Subject to Sections 4.2 and 4.4(c), effective on the first business day of each calendar year during which the Plan is in effect, each Eligible Outside Director who is an Eligible Outside Director on such date shall be granted a Non-Qualified Stock Option to purchase 4,000 Shares. Notwithstanding the foregoing, in order to attract qualified individuals to serve as Eligible Outside Directors, an individual who first becomes an Eligible Outside Director on or after the Effective Date of the Plan shall be granted, effective on the date he or she becomes an Eligible Outside Director, a Non-Qualified Stock Option to purchase the sum of (i) 5,000 Shares, plus (ii) if such individual becomes an Eligible Outside Director subsequent to the first business day of a calendar year, the number of Shares determined according to the following schedule:




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                                      -10-



EFFECTIVE DATE OF BOARD MEMBERSHIP                    SHARES
----------------------------------                    ------

Before April 1st                                      4,000

After March 31st and before July 1st                  3,000

After June 30th and before October 1st                2,000

After September 30th                                  1,000


                  (b) Subject to Sections 4.2 and 4.4(c), on the first business day of each calendar year during which the Plan is in effect, each Eligible Director Emeritus shall be granted a Non-Qualified Stock Option to purchase 2,000 Shares; provided, however, that no individual shall receive a grant under both Sections 4.4(a) and (b).

                  (c) Notwithstanding Sections 4.4(a) and (b), in the event that, as of the first business day of a calendar year, the number of available Shares determined under Section 4.2 is less than the total number of Shares with respect to which Non-Qualified Stock Options would be granted under Sections 4.4(a) and (b), each Eligible Director shall be granted a Non-Qualified Stock Option for the number of Shares determined by multiplying (i) the number of Shares with respect to which the Eligible Director would have been granted a Non-Qualified Stock Option on such date by (ii) a fraction, the numerator of which is the number of Shares that are available under Section 4.2 and the denominator of which is the total number of Shares that would have to have been available under Section 4.2 in order to grant all of the Non-Qualified Stock Options that would otherwise have been granted under Sections 4.4(a) and (b), absent this Section 4.4(c).

                  (d) The Exercise Price of an Option granted to an Eligible Director shall be the Fair Market Value of a Share on the date on which the Option is granted.

                  (e) The Option Period during which an Option granted to an Eligible Director may be exercised shall commence on the date that is the latter of six months after the date the Option was granted or six months after the Plan is approved by the Company's stockholders, and shall expire on the earliest of:

                  (i) the last day of the one-year period commencing on the date the Eligible Director ceases to be an Eligible Director other than due to a Termination for Cause;

                  (ii) the date the Eligible Director ceases to be an Eligible Director due to a Termination for Cause; and

                  (iii) the last day of the ten-year period commencing on the date on which the Option was granted;

provided, however, that in the event of a Change of Control while there is outstanding any Option for which the Option Period has not commenced, such Option Period shall automatically commence on the earliest date on which the Change of Control is deemed to have occurred.




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                                      -11-


                  (f) All Shares subject to an Option granted to an Eligible Director pursuant to this Section 4.4 shall be available for purchase at any time during the Option Period.


                  Section 4.5       METHOD OF EXERCISE.

                  (a) Subject to the limitations of the Plan and the Option Agreement, an Option Holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option Holder shall exercise an Option to purchase Shares by:

                  (i) giving written notice to the Committee or Administrator in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

                  (ii) delivering to the Committee or Administrator full payment for the Shares as to which the Option is to be exercised; and

                  (iii) satisfying such other conditions as may be prescribed in the Option Agreement.

Payment shall be made (A) in United States dollars by certified check, money order or bank draft drawn payable to the order of JSBF, (B) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Option Holder and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or Administrator or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations or (C) a combination of (A) or (B). Notwithstanding the provisions of Section 8.9, the date of exercise shall be the earliest date practicable following the date on which the notice referred to in this Section 4.5(a) is received by the Committee or Administrator, but in no event more than three days after such notice is received.

                  (b) When the requirements of Section 4.5(a) have been satisfied, the Committee or Administrator shall take such action as is necessary to cause the issuance, in the name of the Option Holder, of a stock certificate evidencing the ownership of such Shares. Except as may be provided under Article VI with respect to Dividend Equivalent Rights, an Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to the Option Holder on the stock transfer records of JSBF, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under
Section 7.3.

                  Section 4.6       LIMITATIONS ON OPTIONS.

                  (a) No Eligible Individual shall be granted an Option unless at the time the Option is granted, each member of the Committee is a Disinterested Board Member.

                  (b) An Option by its terms shall not be transferable by the Option Holder other than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of an Option Holder only by such Option Holder.

                  (c) The obligation of JSBF to deliver Shares with respect to an Option shall, if the Committee or Administrator so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee or Administrator shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. JSBF shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee or Administrator shall determine to be necessary or advisable.


                  Section 4.7 ADDITIONAL LIMITATIONS ON INCENTIVE STOCK OPTIONS.

                  In addition to the limitations of Section 4.6, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

                  (a) if, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other Options intended to be Incentive Stock Options and previously granted to the same Eligible Individual which first become exercisable in such calendar year, than that portion of the Shares granted pursuant to such Options which cause the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares granted pursuant to a NonQualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

                  (b) except as provided in Section 4.7(c), the Exercise Price established for an Option intended to be an Incentive Stock Option shall not be less than the reported closing price of a Share as reported by the National Association of Securities Dealers Automated Quotation System for the date the Option is granted; and

                  (c) the Exercise Price established for an Option intended to be an Incentive Stock Option that is granted to an Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of JSBF, shall not be less than 110% of the amount determined under
Section 4.7(b) without regard to this Section 4.7(c).


                  Section 4.8 GRANTS IN THE EVENT OF A PRELIMINARY PURCHASE
                              EVENT.

                  (a) In the event of a Preliminary Purchase Event, Non-Qualified Stock Options for all of the Shares then available for grant under this Plan pursuant to Section 4.2 shall be automatically granted among those current Eligible Individuals and current Eligible Directors who have previously been granted Options under this Plan, as of the date of such Preliminary Purchase Event. The number of Shares subject to the Option to be granted to each such individual under this Section 4.8(a) shall be determined by multiplying the number of Shares then available for grant pursuant to Section 4.2 by a fraction, the numerator of which is the number of Shares subject to Options previously granted to that individual under this Plan, and the denominator of which is the total number of Shares subject to Options previously granted to all current Eligible Individuals and current Eligible Directors under this Plan; however, both the numerator and the denominator will exclude the Options granted under
Section 4.4(a)(i).

                  (b) The Exercise Price for any Option granted pursuant to
Section 4.8(a) shall be the average of the Exercise Price for each Share subject to an Option granted under this Plan to the respective Eligible Individual or Eligible Director prior to the Preliminary Purchase Event, excluding the Options granted under Section 4.4(a)(i).

                  (c) The Option Period during which an Option granted pursuant to Section 4.8(a) may be exercised shall commence on the earliest to occur of
(i) the date which is six months after the date the Option is granted or (ii) the date of a Change of Control and shall expire on the last day of the ten-year period commencing on the date on which the Option is granted.

                  (d) All Shares subject to an Option granted pursuant to
Section 4.8(a) shall be available for purchase by the Option Holder immediately upon the date the Option Period begins.



                                    ARTICLE V
                                    ---------

                               APPRECIATION RIGHTS
                               -------------------


                  Section 5.1       IN GENERAL.

                  Each Eligible Individual or Eligible Director who has been granted an Option pursuant to the Plan, shall, at the time the Option is granted, also be granted an Appreciation Right relating to all of the Shares subject to such Option, with an Exercise Price equal to the Exercise Price of the related Option, and such Appreciation Right shall be exercisable only in the event of a Change of Control. Such Appreciation Right shall be evidenced by provisions included in the Option Agreement for the Option to which the Appreciation Right relates. Except as provided otherwise in this Article V, Appreciation Rights shall be exercisable in accordance with and subject to the terms and conditions imposed under the Plan and the relevant Option Agreement.


                  Section 5.2       EXERCISE OF APPRECIATION RIGHTS.

                  An Option Holder in possession of an Appreciation Right who desires to exercise such Appreciation Right shall do so by delivering to the Committee or Administrator advance written notice, in the form and manner prescribed by the Committee or Administrator, of his or her intent to exercise the Appreciation Right and the number of Shares with respect to which the Appreciation Right is to be exercised. On the date of exercise or as soon thereafter as is practicable, JSBF shall pay to the Option Holder exercising the Appreciation Right an amount equivalent to the excess of (a) the Fair Market Value of the applicable Shares on the date of exercise, over (b) the Exercise Price of such Shares. Payment of an Appreciation Right shall be made in cash. Notwithstanding the provisions of Section 8.9, the date of exercise shall be the earliest date practicable following the date on which the notice referred to in this Section 5.2 is received by the Committee or Administrator, but in no event more than three days after such notice is received.


                  Section 5.3       EFFECT OF EXERCISE.

                  The exercise of an Appreciation Right shall, for all purposes of the Plan other than determining the amount of Shares available for Options pursuant to Section 4.2, be treated as an exercise of the related Option and a subsequent resale of the Shares acquired thereby.



                                   ARTICLE VI
                                   ----------

                           DIVIDEND EQUIVALENT RIGHTS
                           --------------------------


                  Section 6.1       IN GENERAL.

                  Each Eligible Individual and Eligible Director who has been granted an Option under the Plan shall, at the time the Option is granted, also be granted a Dividend Equivalent Right relating to each Share subject to such Option. Upon the exercise of an Option, the Option Holder shall receive a payment equal to the value of the Dividend Equivalent Rights relating to the Shares being acquired pursuant to such Option exercise. Dividend Equivalent Rights granted pursuant to this Article VI shall be evidenced by provisions included in the Option Agreement for the Option to which the Dividend Equivalent Rights relate and shall be valued and paid in accordance with and subject to the terms and conditions imposed under the Plan and the relevant Option Agreement.

                  Section 6.2       VALUE OF DIVIDEND EQUIVALENT RIGHTS.

                  (a) For purposes of this Section 6.2 only, the following special definitions shall apply:

                  (i) CREDIT DATE means each anniversary of the Effective Date of the Plan.

                  (ii) DER CREDIT means an amount relating to a Share subject to an Option granted pursuant to Section 4.3, 4.4 and 4.8 which amount shall be credited to a memorandum account established and maintained by JSBF for the Option Holder.

                  (iii) DER YEAR means the most recent calendar year ending prior to the applicable Credit Date.

                  (iv)              EPS means earnings per share.

                  (v) JSBF DIV means the percentage of EPS paid as cash dividends (including "regular", "special" or "extraordinary" dividends) on outstanding Shares of JSBF during the applicable DER Year.

                  (vi) US DIV means the average percentage of EPS paid as cash dividends (including "regular," "special" or "extraordinary dividends) on the outstanding common stock of the 25 largest stock form thrift institutions in the United States during the applicable DER Year, as determined by JSBF on the basis of such institutions' market capitalization at the end of such DER Year.

                  (vii) WEIGHTED AVERAGE VALUE means the sum of the DER Credits attributable to Shares subject to Options granted to an Eligible Individual or Eligible Director prior to a Preliminary Purchase Event, divided by the total number of Shares subject to such Options.

                  (b) For purposes of determining the value of Dividend Equivalent Rights relating to Shares subject to Options granted pursuant to
Section 4.3 and 4.4, as of each Credit Date the Option Holder shall receive a DER Credit for each such Share if JSBF DIV exceeded US DIV for the applicable DER Year. The value of the DER Credit shall be equal to one percent (1%) of JSBF EPS for the applicable DER Year for each whole percentage point that JSBF DIV exceeded US DIV for such DER Year. The value of the Dividend Equivalent Rights to be paid to the Option Holder upon the exercise of an Option granted pursuant to Section 4.3 or 4.4 shall be equal to the sum of the DER Credits attributable to the Shares acquired pursuant to the exercise of the Option.

                  (c) The value of a Dividend Equivalent Right relating to a Share subject to an Option granted pursuant to Section 4.8 shall be the Weighted Average Value of all DER Credits attributable to Shares subject to Options granted to the Option Holder prior to the Preliminary Purchase Event, excluding Options granted pursuant to Section 4.4(a)(i).


                  Section 6.3       EXERCISE PRIOR TO CREDIT DATE.

                  In the event an Option Holder exercises an Option granted pursuant to Section 4.3, 4.4 or 4.8 during the period beginning with a Credit Date and ending on the date JSBF actually determines the value of the DER Credit, if any, to be credited pursuant to Section 6.2(b) with respect to such Credit Date, JSBF shall pay the Option Holder an amount equal to the value of the DER Credit as soon as practicable following the determination of such value.


                                   ARTICLE VII
                                   -----------

                            AMENDMENT AND TERMINATION
                            -------------------------


                  Section 7.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options, Appreciation Rights and Dividend Equivalent Rights theretofore granted under the Plan that are effective on the date of such suspension or termination of the Plan shall remain effective under the terms of the Option Agreements granting such Options and corresponding Appreciation Rights and Dividend Equivalent Rights.


                  Section 7.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part; except that the provisions affecting director awards may not be amended more than once every six months, other than pursuant to changes in the Code, or ERISA, or the rules thereunder. In addition, if the amendment or revision:

                  (a) materially increases the benefits accruing under the Plan;

                  (b) materially increases the number of Shares which may be issued under the Plan; or

                  (c) materially modifies the requirements as to eligibility for Options, Appreciation Rights or Dividend Equivalent Rights under the Plan;

such amendment or revision shall be subject to approval by the stockholders of JSBF.


                  Section 7.3 ADJUSTMENTS FOR BUSINESS REORGANIZATION, STOCK SPLIT OR STOCK DIVIDEND.

                  (a) In the event of any merger, consolidation, or other business reorganization in which JSBF is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of Shares on the record date for such event, the number of Shares covered by each outstanding Option and the number of Shares available under Section 4.2 shall be adjusted to account for such event. The adjustment to be made pursuant to this Section 7.3 for outstanding Options shall be effected by multiplying the number of Shares then covered by each such outstanding Option by an amount ("Adjustment Amount") equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price for such outstanding Option shall be adjusted by dividing the Exercise Price by the Adjustment Amount; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjusting outstanding Options. The adjustment to be made to the number of Shares available under Section 4.2 shall be effected by multiplying the number of such Shares by the Adjustment Amount.

                  (b) In the event of any merger, consolidation, or other business reorganization in which JSBF is not the surviving entity:

                  (i) any Options granted under the Plan which remain outstanding may be cancelled by the Committee as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to each Option Holder in advance of the effective date of such event and the Option Holder shall receive in consideration of such cancellation an amount in cash equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Option; and

                  (ii) any Option which is not cancelled pursuant to Section 7.3(b)(i) shall be exchanged or adjusted in such manner as the Committee shall deem appropriate, in its absolute discretion, to account for such merger, consolidation or other business reorganization and, if appropriate, the Committee may provide, in its absolute discretion, that a cash payment will be made to the Option Holder in connection with such exchange or adjustment of the Option.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------


                  Section 8.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


                  Section 8.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of employment by the Corporation. The Corporation reserves the right to dismiss any Eligible Individual or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.


                  Section 8.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

                  Section 8.4       GOVERNING LAW.

                  The Plan shall be construed, administered and enforced according to the laws of the State of Delaware without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.


                  Section 8.5       HEADINGS.

                  The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

                  Section 8.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.


                  Section 8.7       TAXES.

                  The Corporation shall have the right to deduct from all amounts paid by the Corporation in cash with respect to an Option, Appreciation Right or Dividend Equivalent Right under the Plan any taxes required by law to be withheld with respect to such Option, Appreciation Right or Dividend Equivalent Right. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, Appreciation Right or Dividend Equivalent Right, the Corporation shall have the right to require such Person to pay the Corporation the amount of any tax which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. The Corporation may consider, but is not required to grant, a request by the Person entitled to receive Shares subject to withholding as to the manner in which such withholding shall be made.


                  Section 8.8       APPROVAL OF STOCKHOLDERS.

                  All Options, Appreciation Rights and Dividend Equivalent Rights granted pursuant to Articles IV, V and VI, respectively, of the Plan shall be conditioned on the approval of the Plan by the stockholders of JSBF on or prior to the date of the first annual meeting of such stockholders immediately following the adoption of the Plan by JSBF. No Option, Appreciation Right or Dividend Equivalent Right granted under the Plan shall be effective, nor shall any such Option or Appreciation Right be exercised or any Shares issued or purchased pursuant to the Plan, prior to such approval.


                  Section 8.9       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           JSB Financial, Inc.
                           303 Merrick Road
                           Lynbrook, New York  11563-2574

                           Attention:  ADMINISTRATOR OF THE JSB FINANCIAL, INC.
                                       1996 STOCK OPTION PLAN
                                       ----------------------------------------

                  (b) If to an Option Holder, to the Option Holder's address as shown in the Corporation's personnel records.